Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact Information:
Jim Burke
Harris Corporation
jim.burke@harris.com
321-727-9131

Harris Corporation Completes Sale of its Government IT Services Business to Veritas Capital

MELBOURNE, Fla., April 28, 2017 — Harris Corporation (NYSE:HRS) has completed the previously announced sale of its government IT services business to Veritas Capital for $690 million in cash. Proceeds from the transaction will be used to support the company’s capital allocation strategy, including pension pre-funding and share repurchases.

The business, which was part of the former Critical Networks segment, provides IT and engineering managed services to U.S. government agencies, including supporting NASA’s Space Communications Network and Deep Space Network programs.

About Veritas Capital
Veritas Capital is a leading private equity firm that invests in companies that provide critical products and services, primarily technology and technology-enabled solutions, to government and commercial customers worldwide, including those operating in the aerospace & defense, healthcare, technology, national security, communications, energy, and education industries. Veritas seeks to create value by strategically transforming the companies in which it invests through organic and inorganic means. For more information on Veritas Capital and its current and past investments, visit www.veritascapital.com.

About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Space and Intelligence Systems and Electronic Systems. Learn more at harris.com.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to the anticipated use of proceeds from the transaction. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results, future trends and forward-looking statements could be affected by many factors, risk and uncertainties, including but not limited to other potential uses of proceeds. Further information relating to factors that may impact the company’s results, future trends and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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